UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Novacea, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0960223
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 880 South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-131741

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of Class)

Item 1.

Description of Registrant’s Securities to be Registered.

The description of the Common Stock of Registrant set forth under the caption “Description of Capital Stock” in Registrant’s Registration Statement on Form S-1 (File No. 333-131741) originally filed with the Securities and Exchange Commission on February 10, 2006, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description
3.3***	Amended and Restated Certificate of Incorporation of Novacea, Inc. to be effective upon completion of this offering.

3.5***	Amended and Restated Bylaws of Novacea, Inc. to be effective upon completion of this offering.

4.1**	Specimen Common Stock certificate of Novacea, Inc.

4.2*	2005 Amended and Restated Investor Rights Agreement, dated as of December 21, 2005, by and between Novacea, Inc. and purchasers of Series A, Series B and Series C Preferred Stock.

*	Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of Novacea, Inc. filed by Novacea, Inc. on February 10, 2006 (File No. 333-131741).
**	Incorporated by reference to the identically numbered exhibit to Amendment No. 2 to the Registration Statement on Form S-1 of Novacea, Inc. filed by Novacea, Inc. on April 14, 2006 (File No. 333-131741).
***	Incorporated by reference to the identically numbered exhibit to Amendment No. 3 to the Registration Statement on Form S-1 of Novacea, Inc. filed by Novacea, Inc. on May 2, 2006 (File No. 333-131741).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 2, 2006	Novacea, Inc.

	By:	/s/ Bradford S. Goodwin
Bradford S. Goodwin
Chief Executive Officer